Exhibit 99.1
vTv Therapeutics Announces Sale of Shares in Reneo Pharmaceuticals for Proceeds of $4.4 Million

HIGH POINT, N.C., November 1, 2023 (GLOBE NEWSWIRE) -- vTv Therapeutics Inc. (Nasdaq: VTVT), a clinical stage biopharmaceutical company focused on the development of cadisegliatin (TTP399) as an adjunctive therapy to insulin for the treatment of type 1 diabetes ("T1D"), today announced that it has entered into a common stock repurchase agreement with Reneo Pharmaceuticals, Inc. through which Reneo has purchased all of its common stock that was granted to vTv under the Reneo License Agreement for total proceeds to vTv of approximately $4.4 million.

“The proceeds from the sale of our Reneo stock will provide vTv with important financial support as we continue our preparations for the launch of the cadisegliatin Phase 3 program in T1D. We remain in active discussions related to the financing, partnering and/or licensing of cadisegliatin,” said Paul Sekhri, President and Chief Executive Officer of vTv Therapeutics. “We are excited about the therapeutic potential of mavodelpar and look forward to Reneo’s upcoming data readout. If mavodelpar is successful, it could provide significant upside to vTv and our shareholders through potential milestone payments and commercial royalties.”

Under the Reneo license agreement signed in December 2017,vTv granted Reneo an exclusive worldwide license to intellectual property relating to its PPARδ agonist program. Reneo’s lead program, mavodelpar, is a PPARδ agonist currently being studied in a pivotal Phase 2b clinical trial in adults with primary mitochondrial myopathies (PMM). vTv remains eligible to receive clinical, regulatory and commercial milestones totaling up to $94.5 million, as well as tiered royalties in the mid-single digits to low teens on potential sales of products based on tiers of annual net sales of licensed products, subject to certain customary reductions.

About vTv Therapeutics
vTv Therapeutics Inc. is a clinical stage biopharmaceutical company focused on developing oral, small molecule drug candidates. vTv has a pipeline of clinical drug candidates led by cadisegliatin (TTP399), a potential adjunctive therapy to insulin for the treatment of type 1 diabetes. vTv’s development partners are pursuing additional indications in type 2 diabetes, chronic obstructive pulmonary disease, primary mitochondrial myopathy, and glioblastoma and other cancers and cancer treatment-related conditions.

About Reneo Pharmaceuticals
Reneo is a clinical stage pharmaceutical company focused on the development and commercialization of therapies for patients with rare genetic mitochondrial diseases, which are often associated with the inability of mitochondria to produce adenosine triphosphate (ATP). The lead product candidate, mavodelpar (REN001), is a potent and selective agonist of the peroxisome proliferator-activated receptor delta (PPARδ). Mavodelpar has been shown to increase transcription of genes involved in mitochondrial function, increase fatty acid oxidation, and may increase production of new mitochondria. For additional information, please see reneopharma.com.

Forward-Looking Statements
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of and our ability to launch our cadisegliatin Phase 3 program, our discussions related to the financing, partnering and/or licensing of cadisegliatin, the therapeutic potential of mavodelpar, Reneo’s upcoming data readout, potential milestone payments and royalties that we may receive, our strategy, future operations, future financial position, future revenue, prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K, as may be updated by our subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

Contacts:

Investors:
Lee Roth
Burns McClellan
lroth@burnsmc.com

Media:
Selina Husain / Robert Flamm, Ph.D.
Burns McClellan, Inc.
shusain@burnsmc.com / rflamm@burnsmc.com